Exhibit 99.2

TENNECO INC. THREE YEAR

LONG TERM PERFORMANCE UNIT AWARD AGREEMENT

(            -             Performance Period)

Participant

Effective as of                     , the Participant has been granted a Cash Incentive Award (the “Award”) under the Tenneco Inc. 2006 Long-Term Incentive Plan (the “Plan”) in the form of long term performance units (“Performance Units”). The Award shall be subject to the following terms and conditions (sometimes referred to as this “Award Agreement”) and the terms and conditions of the Plan as the same may be amended from time to time. Terms used in this Award Agreement are defined elsewhere in this Award Agreement; provided, however, that capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Plan.

1. General Terms of the Award. The following terms and conditions apply to the Award:

Performance Period:	January 1, 201 to December 31, 201

Target Value of Award:	$ (the “Total Target Value”)

Earning of Award:	50% based on Relative TSR performance
30% based on Cumulative EBITDA performance
20% based on Cumulative FCF performance

Appendix A of this Award Agreement, which is incorporated herein and forms a part of this Award Agreement, sets forth the manner in which TSR performance, EBITDA performance and FCF performance are calculated for purposes of this Award Agreement for the Performance Period.

2. Earning of Award. The Participant will earn the Award based on satisfaction of performance targets as determined in accordance with the following:

(a)	TSR Target Value. For purposes hereof, the Participant’s “TSR Target Value” is 50% of his or her Total Target Value. The extent to which the Participant will earn his or her TSR Target Value is based on the Company TSR Percentile Ranking (calculated as described in Appendix A) for the Performance Period based on the following chart:

Company TSR Percentile Ranking	Percent of TSR Target Value Earned
> 75th	200% (maximum)
50th	100% (target)
40th	50% (threshold)
<40th	0%

(b)	EBITDA Target Value. For purposes hereof, the Participant’s “EBITDA Target Value” is 30% of his or her Total Target Value. The extent to which the Participant will earn his or her EBITDA Target Value is based on the Cumulative EBITDA (calculated as described in Appendix A) for the Performance Period against the Cumulative EBITDA Target established by the Committee for the Performance Period based on the following chart:

Cumulative EBITDA as Percentage of Cumulative EBITDA Target	Percent of EBITDA Target Value Earned
120%	200% (maximum)
100%	100% (target)
80%	50% (threshold)
<80%	0%

(c)	FCF Target Value. For purposes hereof, the Participant’s “FCF Target Value” is 20% of his or her Total Target Value. The extent to which the Participant will earn his or her FCF Target Value is based on the achievement by the Company of Cumulative FCF (calculated as described in Appendix A) for the Performance Period against the Cumulative FCF Target established by the Committee for the Performance Period based on the following chart:

Cumulative FCF as Percentage of Cumulative FCF Target	Percent of FCF Target Value Earned
120%	200% (maximum)
100%	100% (target)
80%	50% (threshold)
<80%	0%

(d)	Interpolation. Interpolation shall be used to determine the Percent of TSR Target Value Earned, the Percent of EBITDA Target Value Earned and/or the Percent of FCF Target Value Earned, as applicable, in the event the Company TSR Percentile Ranking, Percent of EBITDA Target Value Earned and/or Percent of FCF Target Value Earned, as applicable, does not fall directly on one of the ranks listed in the above applicable charts.

3. Form and Timing of Payments Under Award.

(a)	The payment of amounts earned as calculated pursuant to Paragraph 2 of this Award Agreement shall be paid to the Participant following the end of the Performance Period and no later than two and one-half months after the end of the Performance Period. Payment of such amounts shall be made subject to the following:

(i)	The Participant shall have no right with respect to any payments or other amounts in respect of this Award until such payments of amounts are actually paid or otherwise delivered to the Participant.

(ii)	If the Committee determines, in its sole discretion, that the Participant at any time has willfully engaged in any activity that the Committee determines was or is harmful to the Company or any of its Subsidiaries, any unpaid portion of the Award will be forfeited and the Participant shall have no rights with respect thereto.

(iii)	Notwithstanding anything to the contrary contained herein other than Paragraph 4 hereof (subject, however, to any applicable provisions of any written employment agreement between the Participant and the Company and the provisions hereof related thereto), if the Participant’s Termination Date occurs on or before the end of the Performance Period other than as a result of Retirement, death or Total Disability, the Participant will forfeit this Award and shall have no rights with respect thereto.

(b)	Amounts earned as calculated pursuant to Paragraph 2 of this Award Agreement shall be paid out to the Participant in cash; provided, however, that, pursuant to the terms of the Plan, the Committee may elect to settle the Award in shares of Common Stock based on the Fair Market Value of shares of Common Stock at the time of payment.

4. Death, Total Disability and Retirement. Notwithstanding anything to the contrary contained herein or in any written employment agreement between the Company and the Participant, if the Participant’s Termination Date occurs on or before the end of the Performance Period (a) as a result of the Participant’s death or Total Disability (as defined below), the Participant will be entitled to a payment equal to 100% of the Total Target Value assigned to the Participant under this Award, which amount shall be paid to the Participant, in cash, within 60 days after the date of the Participant’s death or termination for Total Disability, or (b) as a result of Retirement (as defined below), the Participant will be entitled to a payment equal to the payment that he or she would have earned under this Award Agreement had the Participant continued to be employed by the Company and its Subsidiaries through the end of the Performance Period multiplied by a fraction, the numerator of which is the number of full months of the Participant’s employment during the Performance Period prior to his or her Retirement and the denominator of which is the number of full months in the Performance Period, which amount shall be paid to the Participant, in cash, at the time determined under Paragraph 3. For purposes hereof, the term “Retirement” means the Participant’s Termination Date which occurs after the date on which he or she attains age 65 or the date on which the Participant attains age 55 and has completed at least 10 years of service with the Company and its Subsidiaries (and is not a result of termination by the Company or any of its Subsidiaries for cause), and the term “Total Disability” means the Participant’s permanent and total disability as determined under the rules and guidelines established by the Company in order to qualify for long-term disability coverage under the Company’s long-term disability plan in effect at the time of such determination.

5. Payment of Fair Market Value in Certain Cases. If the Participant is entitled to receive payment for the fair market value of this Award pursuant to Article 6 of the Plan (relating to Change in Control), that fair market value will be equal to the amount the Participant would have received hereunder as if (a) his or her service had continued through the end of the Performance Period and (b) he or she had earned 100% of his or her Total Target Value.

6. Withholding. All distributions under the Plan, including any distribution in respect of this Award, are subject to withholding of all applicable taxes, and the delivery of any cash or other benefits under the Plan or this Award is conditioned on satisfaction of the applicable tax withholding obligations. The Company shall be entitled to withhold from any payment due hereunder (whether or not those amounts are then payable to the Participant) an amount sufficient to satisfy any federal, state, local or other withholding taxes with respect to this Award.

7. Transferability. This Award is not transferable except as designated by the Participant by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order.

8. Heirs and Successors. If any benefits deliverable to the Participant under this Award Agreement have not been delivered at the time of the Participant’s death, such rights shall be delivered to the Participant’s estate.

9. Administration. The authority to administer and interpret this Award Agreement shall be vested in the Committee, and the Committee shall have all the powers with respect to this Award Agreement as it has with respect to the Plan. Any interpretation of the Award Agreement by the Committee and any decision made by it with respect to the Award Agreement is final and binding on all persons.

10. Adjustment of Award. This Award may be adjusted by the Committee in accordance with the terms of the Plan to reflect certain corporate transactions which affect the number, type or value of the Performance Share Units.

11. Notices. Any notice required or permitted under this Award Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Company at its principal offices, to the Participant at the Participant’s address as last known by the Company or, in either case, such other address as one party may designate in writing to the other.

12. Governing Law. The validity, construction and effect of this Award Agreement shall be determined in accordance with the laws of the State of Illinois and applicable federal law.

13. Amendments. The Board may, at any time, amend or terminate the Plan, and the Committee may amend this Award Agreement, provided that, except as provided in the Plan, no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under this Award Agreement prior to the date such amendment or termination is adopted by the Board or the Committee, as the case may be. Without limiting the generality of the foregoing, the Committee may amend or terminate this Award at any time in its sole discretion to exercise downward discretion in the amount payable under this Award if the Committee determines that the payout yielded or that would be yielded by this Award for the Performance Period does not accurately reflect the Company’s performance for the Performance Period because the payout is too great.

14. Award Not Contract of Employment. The Award does not constitute a contract of employment or continued service, and the grant of the Award will not give the Participant the right to be retained in the employ or service of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan or this Award Agreement, unless such right or claim has specifically accrued under the terms of the Plan and this Award Agreement.

15. Severability. If a provision of this Award Agreement is held invalid by a court of competent jurisdiction, the remaining provisions will nonetheless be enforceable according to their terms. Further, if any provision is held to be overbroad as written, that provision shall be amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and enforced as amended.

16. Plan Governs / Other Terms. The Award evidenced by this Award Agreement is granted pursuant to the Plan, and the Performance Units and this Award Agreement are in all respects governed by the Plan and subject to all of the terms and provisions thereof, whether such terms and provisions are incorporated in this Award Agreement by reference or are expressly cited. Additionally, all Awards are subject to the Company’s recoupment or clawback policies as applicable and as in effect from time to time.

17. Counterparts. This Award Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

18. Special Section 409A Rules. Notwithstanding any other provision of this Award Agreement to the contrary, if any payment or benefit hereunder is subject to section 409A of the Code, and if such payment or benefit is to be paid or provided on account of the Participant’s termination of employment (or other separation from service):

(a)	and if the Participant is a specified employee (within the meaning of section 409A(a)(2)(B) of the Code) and if any such payment or benefit is required to be made or provided prior to the first day of the seventh month following the Participant’s separation from service or termination of employment, such payment or benefit shall be delayed until the first day of the seventh month following the Participant’s termination of employment or separation from service; and

(b)	the determination as to whether the Participant has had a termination of employment (or separation from service) shall be made in accordance with the provisions of section 409A of the Code and the guidance issued thereunder without application of any alternative levels of reductions of bona fide services permitted thereunder.

ACCEPTED:		TENNECO INC.

Type or Print Legal Name	(Date)	Senior Vice President Global Human Resources and Administration

Signature

Social Security Number or National ID

Street Address

City/State/Zip/Country

APPENDIX A

DEFINITIONS AND CALCULATION METHODOLOGIES

Calculation of TSR.

“TSR”	=	Change in Stock Price + Dividends Paid
Beginning Stock Price

(i)	Beginning Stock Price shall mean the average of the Closing Prices for each of the twenty (20) trading days immediately prior to the first day of the Performance Period;

(ii)	Ending Stock Price shall mean the average of Closing Prices for each of the last twenty (20) trading days of the Performance Period;

(iii)	Change in Stock Price shall equal the Ending Stock Price minus the Beginning Stock Price;

(iv)	Dividends Paid shall mean the total of all dividends paid on one (1) share of stock during the Performance Period, provided that dividends shall be treated as though they are reinvested;

(v)	Closing Price shall mean the last reported sale price on the applicable stock exchange or market of one share of stock for a particular trading day; and

(vi)	In all events, TSR shall be adjusted to give effect to any stock dividends, stock splits, reverse stock splits and similar transactions.

Calculation of Company TSR Percentile Ranking.

The Company TSR Percentile Ranking is computed by (A) computing the Company’s TSR for the Performance Period and (b) computing the TSR for the Performance Period of each company that was in the S&P 500 Index as of the end of the Performance Period (the “S&P Group”), provided that if a company declares bankruptcy at any time during the Performance Period, the company will be removed from the S&P Group, and if a company does not have publicly reported stock prices for the whole Performance Period, the company will be removed from the S&P Group. The Company TSR Percentile Ranking is the percentage of TSRs of the S&P Group calculated that are lower than the Company’s TSR (e.g., if the Company’s TSR is greater than 75% of the TSRs of the members of the S&P Group, the Company TSR Percentile Ranking is the 75th percentile).

Calculation of Cumulative EBITDA.

(i)	The Company’s Cumulative EBITDA means the sum of the Company’s EBITDA for each of the three fiscal years included in the Performance Period.

(ii)	EBITDA means the Company’s earnings before interest, taxes, depreciation, amortization and noncontrolling interests, adjusted for (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) accruals for reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, and (f) acquisitions or divestitures.

Calculation of Cumulative FCF.

(i)	The Company’s Cumulative FCF means the sum of the Company’s FCF for each of the three fiscal years included in the Performance Period.

(ii)	FCF means divisional cash flow less cash interest payments, net cash tax payments and distributions to non-controlling interest partners, excluding the impact of acquisitions and divestitures.

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